For Immediate Release

Contact:	Alex Lombardo or Nikki Sacks Investors (608) 662-4791	Steve Shattuck Media (608) 662-4731

Great Wolf Resorts Reports 2010 Third Quarter Results

~ Company Exceeds Third Quarter Guidance ~
~ Adjusted EBITDA Increased 3.5% ~

MADISON, Wis., November 3, 2010—Great Wolf Resorts, Inc. (NASDAQ: WOLF), North America’s leading family of indoor waterpark resorts, reported results today for the third quarter ended September 30, 2010.

Third Quarter 2010 Highlights

•	Adjusted EBITDA increased 3.5 percent to $25.7 million from the prior year quarter.

•	Same store total revenue per occupied room increased 2.2 percent.

•	Same store average daily rate increased by 2.2 percent.

•	Opened the first freestanding Scooops® Kid Spa in the Mall of America.

For the third quarter ended September 30, 2010, the Company reported significant improvement year over year as it reduced its net loss to $(1.0) million, or $(0.03) per diluted share, compared to a net loss $(36.9) million, or $(1.18) per diluted share for the same period a year earlier. The improvement was primarily driven by higher year over year revenues in the 2010 quarter as well as the effects of certain charges in the 2009 quarter. The 2009 results included a non-cash impairment charge of $24.0 million related to the Company’s Blue Harbor Resort & Conference Center in Sheboygan, Wisconsin.

“Demand was solid in our seasonally important third quarter as consumers continue to enjoy a Great Wolf getaway,” said Kim Schaefer, chief executive officer. “We were able to improve RevPAR and total revenue per occupied room as a result of higher average daily rates and an increase in guest spending on the wide range of amenities we offer at our resorts. As the consumer recovery is progressing slowly, we continue to work to enhance our brand and our operations. The operating efficiencies we have been implementing are starting to be evident in our results and we anticipate further leveraging these improvements as the economy improves.”

Ms. Schaefer concluded, “We believe we have a lot more value to unlock outside of Company-owned resorts. We are excited to have opened the first standalone Scooops Kid Spa and will seek further opportunities to expand the concepts we have developed. We will continue to drive growth in our business, by improving our internal fundamentals and by finding new external growth avenues building on the platform we have established.”

Operating Results

Total revenues increased 5.6 percent to $81.1 million in the third quarter of 2010 compared to $76.8 million in the third quarter of 2009 as consumer demand picked up during the seasonally stronger summer period. Adjusted EBITDA increased 3.5 percent in the quarter to $25.7 million compared to $24.8 million in the third quarter of 2009.

As a percentage of total revenue, adjusted EBITDA was 31.7 percent compared to 32.3 percent in the third quarter of 2009. The reduction in margin was driven primarily by higher year over year selling, general and administrative (SG&A) costs due to increased marketing efforts, as well as the consolidation of the company’s majority-owned subsidiary, Creative Kingdoms, LLC, which was acquired in June 2010. As a percentage of revenues, resort departmental expenses, SG&A costs and property operating costs increased modestly by 17 basis points to 61.6 percent, from the third quarter of 2009. As a percentage of revenues, resort departmental expenses, the single largest element of the Company’s operating expenses, declined by 82 basis points to 31.0 percent in the 2010 third quarter, compared to the 2009 quarter.

Brand Results

Same store revenue per available room (RevPAR) in the third quarter of 2010 was up 0.9 percent (0.3 percent increase using constant dollars, which normalizes the foreign currency translation effect on operating statistics of the Company’s Canadian resort). Same store occupancy was down 90 basis points. In the third quarter of 2010, approximately 85 percent of the Company’s system-wide room nights sold were to leisure guests. Same store average daily rate (ADR) increased 2.2 percent (1.6 percent increase using constant dollars) compared to the 2009 quarter. Total same store revenue per occupied room (Total RevPOR), which includes revenue from rooms, food and beverage, and other amenities, increased 2.2 percent (1.6 percent increase using constant dollars).

Same store RevPAR for Great Wolf’s Generation II resorts, which are generally larger resorts that better represent the Company’s current resort development model and contribute about 80 percent of the Company’s Adjusted EBITDA, decreased 0.2 percent (0.9 percent decrease using constant dollars) versus 2009. Same store occupancy decreased 170 basis points, with an increase in group occupancy offset by a decline in leisure. Same store ADR increased 2.3 percent (1.5 percent using constant dollars), while total RevPOR for Generation II resorts increased 2.2 percent (1.4 percent using constant dollars) compared to the 2009 quarter.

The Company’s RevPAR performance has substantially outperformed the overall U.S. hotel industry’s during the recent recession. Because of the severe declines in overall U.S. hotel industry RevPAR from late 2008 through early 2010, and Great Wolf’s relative stability during that same period, the Company believes a two-year cumulative change in RevPAR, comparing 2010 to 2008, is a more meaningful comparison than the RevPAR change compared to 2009. The following table summarizes third quarter operating statistics on a two-year basis (comparing 2010 results to 2008 results) for the overall U.S. hotel industry according to Smith Travel Research data and the Company’s resorts:

		Same Store Great
		Wolf Lodge	Same Store Great
	Overall U.S.	Properties –	Wolf Lodge
	Hotel Industry	Generation II	Properties – All
Occupancy	(190) bps	(300) bps	(230) bps

ADR	(7.4)%	(0.2)%	(0.5)%

RevPAR	(10.0)%	(4.2)%	(3.7)%

Brand Activities

In August 2010, the Company opened the first Scooops Kid Spa outside of a Great Wolf Lodge resort. This first freestanding Scooops Kid Spa is located in Mall of America, a popular retail destination and entertainment complex in Bloomington, Minnesota. Scooops Kid Spa offers its young clientele the perfect pamper package, complete with ice-cream themed manicures, pedicures and hair treatments, specially designed for children ages 4 to 15.

Balance Sheet and Liquidity

The Company has no debt maturities until 2012 and no significant long-term capital commitments for construction or development of new properties. Over the near term, the Company intends to utilize the substantial portion of its free cash flow to manage its balance sheet leverage.

As of September 30, 2010, the Company had:

Unrestricted cash and cash equivalents: $43.1 million

Total debt: $553.0 million

Total secured debt: $472.5 million

Total unsecured debt: $80.5 million

Weighted average cost of total debt: 8.4%

Weighted average debt maturity: 7.2 years

Subsequent Event

In October 2010 the non-recourse loan secured by the Company’s Traverse City, MI and Kansas City, KS resorts was transferred to the loan’s special servicer. Although this loan is not in payment default, the loan servicer has implemented a lock-box cash management arrangement due to the properties’ failure to meet a required minimum debt service coverage ratio. Due to the impact of the national economic recession, as well as severe regional economic declines, the Company believes the combined value of the two properties securing this loan is now significantly less than the $67.6 million principal amount of the loan. The Company has begun working with the loan’s special servicer to discuss potential modification of this loan, but the Company cannot provide any assurance that it will achieve such a successful result. Absent a satisfactory modification of this loan, the Company expects to choose among several possible courses of action, including electing to continue the subsidization of debt service on this loan, attempting to refinance the existing loan (which the Company believes would result in materially lower proceeds than the current loan balance, thus requiring a significant paydown on the existing loan balance), or surrendering the two properties to the lender or a lender-appointed receiver.

Outlook and Guidance

The Company is introducing the following outlook and earnings guidance for the fourth quarter and is updating its net income and adjusted EBITDA expectations for full year 2010. The outlook and earnings guidance information is based on the Company’s current assessment of business conditions, including a forecast of consumer demand and discretionary spending trends. The Company may update any portion of its business outlook at any time as conditions dictate:

(amounts in millions, except per share data)	Q4 2010		Full year 2010

	Low	High	Low	High

Net income (loss)	$(19.0)	$(16.6)	$(40.9)	$(38.5)

Net income (loss) per diluted share	$(0.61)	$(0.53)	$(1.32)	$(1.24)

Adjusted EBITDA (a)	$8.6	$11.0	$66.3	$68.7

(a)	For reconciliations of net income (loss) to Adjusted EBITDA, see tables accompanying this press release.

The forecast above assumes fourth quarter 2010 same store RevPAR in the range of a 4 percent increase to a 6 percent increase in constant dollars versus fourth quarter 2009 and a full year 2010 same store RevPAR in the range of 1 percent growth to 2 percent growth.

Adjusted EBITDA is a non-GAAP financial measure. See the discussion below in the “Non-GAAP Financial Measure” section of this press release. A reconciliation of net income (loss) to Adjusted EBITDA is provided in the tables of this press release.

Conference Call

Great Wolf Resorts will hold a 2010 third quarter results conference call today at 9:00 a.m. ET, hosted by Chief Executive Officer Kim Schaefer and Chief Financial Officer Jim Calder. Stockholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto the Company’s Web site, www.greatwolf.com, and clicking on the “Great Wolf Resorts” logo at the bottom right corner of the page. Interested parties may also call 1-877-407-9039, or for international callers 1-201-689-8470. A recording of the call will be available by telephone until midnight on November 10, 2010 by dialing 1-877-870-5176, or for international callers 1-858-384-5517, and using the conference ID 358596.

Non-GAAP Financial Measure

Included in this press release is Adjusted EBITDA, which is a “non-GAAP financial measure,” which is a measure of the Company’s historical or future performance that is different from measures calculated and presented in accordance with GAAP that Great Wolf Resorts believes is useful to investors. The following discussion defines Adjusted EBITDA and presents the reasons the Company believes it is a useful measure of the Company’s performance. Great Wolf Resorts defines Adjusted EBITDA as net income (loss) plus (a) interest expense, net, (b) income taxes, (c) depreciation and amortization, (d) non-cash employee and director compensation, (e) costs associated with early extinguishment of debt or postponement of capital markets offerings, (f) opening costs of projects under development, (g) equity in earnings (loss) of unconsolidated related parties, (h) gain or loss on disposition of property or investments, (i) separation payments to senior executives, (j) environmental liability costs, (k) asset impairment charges, (l) non-controlling interests, (m) acquisition-related expenses, and (n) other unusual or non-recurring items. Adjusted EBITDA as calculated by the Company is not necessarily comparable to similarly titled measures by other companies. In addition, Adjusted EBITDA (a) does not represent net income or cash flows from operations as defined by GAAP, (b) is not necessarily indicative of cash available to fund the Company’s cash flow needs, and (c) should not be considered as an alternative to net income, operating income, cash flows from operating activities or the Company’s other financial information as determined under GAAP.

Management uses Adjusted EBITDA: (i) as a measurement of operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of items directly resulting from the Company’s asset base (primarily depreciation and amortization) from its operating results; (ii) for planning purposes, including the preparation of the Company’s annual operating budget; (iii) as a valuation measure for evaluating the Company’s operating performance and its capacity to incur and service debt, fund capital expenditures and expand its business; and (iv) as one measure in determining the value of other acquisitions and dispositions.

Adjusted EBITDA is an operating performance measure, and not a liquidity measure, that provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. The Company also presents Adjusted EBITDA because it is used by some investors as a way to measure its ability to incur and service debt, make capital expenditures and meet working capital requirements. The Company believes Adjusted EBITDA is useful to an investor in evaluating the Company’s operating performance because: (i) a significant portion of the Company’s assets consists of property and equipment that are depreciated over their remaining useful lives in accordance with GAAP; (ii) it is widely used in the hospitality and entertainment industries to measure operating performance without regard to items such as depreciation and amortization; and (iii) the Company believes it helps investors meaningfully evaluate and compare the results of the Company’s operations from period to period by removing the impact of items directly resulting from its asset base (primarily depreciation and amortization) from the Company’s operating results. Adjusted EBITDA is a measure commonly used in the Company’s industry, and the Company presents EBITDA to enhance investors’ understanding of its operating performance. The Company uses Adjusted EBITDA as one criterion for evaluating its performance relative to that of its peers. The compensation committee of the Company’s board of directors determines the annual variable compensation for certain members of the Company’s management based in part on Adjusted EBITDA.

The Company also believes Adjusted EBITDA is a useful performance measure because it also eliminates a number of non-cash items and other items that do not reflect the Company’s core operating performance on a consolidated basis, which allows investors to more easily compare the Company’s performance over various reporting periods on a consistent basis. Although the Company believes that Adjusted EBITDA can make an evaluation of the Company’s operating performance more consistent because it removes items that do not reflect its core operations, other companies in the hospitality industry may define Adjusted EBITDA differently than the Company does. As a result, it may be difficult to compare the performance of other companies to the Company’s performance by using Adjusted EBITDA or similarly named non-GAAP measures that other companies may use.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by the Private Securities Litigation Act of 1995. All statements, other than statements of historical facts, including, among others, statements regarding the Company’s future financial results or position, business strategy, projected levels of growth, projected costs and projected financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Great Wolf Resorts, Inc. and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “might,” “will,” “could,” “plan,” “objective,” “predict,” “project,” “potential,” “continue,” “ongoing,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict. Such factors include, but are not limited to, competition in the Company’s markets, changes in family vacation patterns and consumer spending habits, regional or national economic downturns, the Company’s ability to attract a significant number of guests from its target markets, economic conditions in its target markets, the impact of fuel costs and other operating costs, the Company’s ability to develop new resorts in desirable markets or further develop existing resorts on a timely and cost efficient basis, the Company’s ability to manage growth, including the expansion of the Company’s infrastructure and systems necessary to support growth, the Company’s ability to manage cash and obtain additional cash required for growth, the general tightening in the U.S. lending markets, potential accidents or injuries at its resorts, decreases in travel due to pandemic or other widespread illness, its ability to achieve or sustain profitability, downturns in its industry segment and extreme weather conditions, increases in operating costs and other expense items and costs, uninsured losses or losses in excess of the Company’s insurance coverage, the Company’s ability to protect its intellectual property, trade secrets and the value of its brands, current and possible future legal restrictions and requirements. A further description of these risks, uncertainties and other matters can be found in the Company’s annual report and other reports filed from time to time with the Securities and Exchange Commission, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. Great Wolf Resorts cautions that the foregoing list of important factors is not complete and assumes no obligation to update any forward-looking statement that it may make.

Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law. Past financial or operating performance is not necessarily a reliable indicator of future performance and investors should not use the Company’s historical performance to anticipate results or future period trends.

About Great Wolf Resorts, Inc.

Great Wolf Resorts, Inc.® (NASDAQ: WOLF), Madison, Wis., is North America’s largest family of indoor waterpark resorts, and, through its subsidiaries and affiliates, owns, licenses and/or operates its family resorts under the Great Wolf Lodge® and Blue Harbor Resort™ brands. Great Wolf Resorts is a fully integrated resort company with Great Wolf Lodge locations in: Wisconsin Dells, Wis.; Sandusky, Ohio; Traverse City, Mich.; Kansas City, Kan.; Williamsburg, Va.; the Pocono Mountains, Pa.; Niagara Falls, Ontario; Mason, Ohio; Grapevine, Texas; Grand Mound, Wash.; and Concord, N.C.; and Blue Harbor Resort & Conference Center in Sheboygan, Wis.

The Company’s resorts are family-oriented destination facilities that generally feature 300 to 600 rooms and a large indoor entertainment area measuring 40,000 to 100,000 square feet. The all-suite properties offer a variety of room styles, arcade/game rooms, fitness rooms, themed restaurants, spas, supervised children’s activities and other amenities. The Company’s consolidated subsidiary, Creative Kingdoms, LLC, is a developer and operator of technology-based, interactive quest adventure experiences such as MagiQuest®.

Additional information may be found on the Company’s Web site at www.greatwolf.com.

Great Wolf Resorts, Inc.
Condensed Consolidated Statements of Operations
(Unaudited; dollars in thousands, except per share amounts)
		Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
		September	September	September	September
		30, 2010	30, 2009	30, 2010	30, 2009

Revenues:
	Rooms	$47,559	$46,214	$128,807	$122,869
	Food and beverage	12,498	11,877	35,571	33,084
	Other	13,536	11,333	34,123	30,458
	Management and other fees	1,816	1,828	4,991	5,253
		75,409	71,252	203,492	191,664
	Other revenue from managed properties	5,709	5,575	16,733	16,095
Total revenues		81,118	76,827	220,225	207,759
Operating expenses:
	Resort departmental expenses	25,186	24,484	71,467	67,433
	Selling, general and administrative	16,024	14,537	49,153	44,426
	Property operating costs	8,777	8,192	25,974	24,065
	Opening costs for projects under development	149	34	156	6,858
	Non-cash employee and director compensation	545	359	1,606	828
	Environmental liability costs	(41)	(10)	(1,268)	22
	Depreciation and amortization	13,806	15,136	41,438	42,352
	Debt extinguishment costs	—	—	3,498	—
	Acquisition-related expenses	32	—	297	—
	Loss on disposition of property	—	11	19	202
	Asset impairment loss	—	24,000	—	24,000
		64,478	86,743	192,340	210,186
	Other expenses from managed properties	5,709	5,575	16,733	16,095
Total operating expenses		70,187	92,318	209,073	226,281
Operating income (loss)		10,931	(15,491)	11,152	(18,522)
Gain on sale of investment		—	(962)	—	(962)
Investment income		(267)	(310)	(832)	(1,030)
Interest income		(59)	(131)	(492)	(467)
Interest expense		12,313	9,671	33,971	24,715

Loss before equity in loss of unconsolidated affiliates and income taxes		(1,056)	(23,759)	(21,495)	(40,778)
Income tax expense		48	13,163	417	6,380
Equity in (income) loss of unconsolidated affiliates, net of tax		(46)	1	(69)	1,116

Net loss		(1,058)	(36,923)	(21,843)	(48,274)
Net loss attributable to noncontrolling interest, net of tax		(65)	-	(25)	-

Net loss attributable to Great Wolf Resorts, Inc.		$(993)	$(36,923)	$(21,818)	$(48,274)

Net loss per share:
	Basic	$(0.03)	$(1.18)	$(0.70)	$(1.55)
	Diluted	$(0.03)	$(1.18)	$(0.70)	$(1.55)
Weighted average common shares outstanding:
	Basic	31,035	31,291	30,958	31,179
	Diluted	31,035	31,291	30,958	31,179

Great Wolf Resorts, Inc.
Reconciliations of Non-GAAP Financial Measures
(Unaudited; dollars in thousands, except per share amounts)
		Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
		September	September	September	September
		30, 2010	30, 2009	30, 2010	30, 2009

Net loss attributable to Great Wolf Resorts, Inc.		$(993)	$(36,923)	$(21,818)	$(48,274)
Adjustments:
	Opening costs for projects under development	149	34	156	6,858
	Non-cash employee and director compensation	545	359	1,606	828
	Separation payments	—	467	—	467
	Environmental liability costs	(41)	(10)	(1,268)	22
	Depreciation and amortization	13,806	15,136	41,438	42,352
	Debt extinguishment and other offering costs	—	—	3,498	—
	Acquisition-related expenses	32	—	297	—
	Loss on disposition of property	—	11	19	202
	Asset impairment loss	—	24,000	—	24,000
	Gain on sale of investment	—	(962)	—	(962)
	Interest expense, net	12,254	9,540	33,479	24,248
	Income tax expense	48	13,163	417	6,380
	Equity in (income) loss of unconsolidated affiliates, net of tax	(46)	1	(69)	1,116
	Noncontrolling interest, net of tax	(65)	—	(25)	—

Adjusted EBITDA (1)		$25,689	$24,816	$57,730	$57,237

Great Wolf Resorts, Inc.
Operating Statistics - Great Wolf Lodge Resorts
	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Great Wolf Lodge Brand Properties — All
Occupancy	68.5%	69.4%	62.9%	64.2%
ADR	$255.22	$249.64	$252.79	$245.88
RevPAR	$174.87	$173.30	$158.95	$157.86
Total RevPOR	$385.85	$377.55	$387.53	$376.70
Total RevPAR	$264.37	$262.09	$243.67	$241.84
	Great Wolf Lodge Brand Properties — Same Store (2)
Occupancy	68.5%	69.4%	63.8%	64.6%
ADR	$255.22	$249.64	$252.89	$245.83
RevPAR	$174.87	$173.30	$161.37	$158.86
Total RevPOR	$385.85	$377.55	$387.94	$376.34
Total RevPAR	$264.37	$262.09	$247.55	$243.20
Great Wolf Lodge Brand Properties — Consolidated (3)
Occupancy	67.3%	67.9%	62.2%	64.2%
ADR	$265.68	$259.91	$264.94	$263.51
RevPAR	$178.78	$176.55	$164.79	$169.25
Total RevPOR	$395.51	$387.66	$399.67	$396.03
Total RevPAR	$266.15	$263.33	$248.60	$254.37
Great Wolf Lodge Brand Properties — Consolidated — Same Store
Occupancy	67.3%	67.9%	63.6%	64.2%
ADR	$265.68	$259.91	$266.85	$263.51
RevPAR	$178.78	$176.55	$169.60	$169.25
Total RevPOR	$395.51	$387.66	$402.08	$396.03
Total RevPAR	$266.15	$263.33	$255.55	$254.37
Great Wolf Lodge Brand — Generation I Resorts — Same Store (4)
Occupancy	66.7%	65.5%	56.9%	57.7%
ADR	$201.04	$195.54	$199.73	$192.66
RevPAR	$134.03	$128.05	$113.56	$111.12
Total RevPOR	$296.97	$287.79	$300.79	$288.78
Total RevPAR	$197.99	$188.46	$171.02	$166.56
Great Wolf Lodge Brand — Generation II Resorts — Same Store (5)
Occupancy	69.2%	70.9%	66.8%	67.7%
ADR	$274.96	$268.75	$272.64	$265.75
RevPAR	$190.31	$190.61	$182.26	$179.84
Total RevPOR	$418.23	$409.26	$420.31	$409.14
Total RevPAR	$289.48	$290.27	$280.97	$276.88
Great Wolf Lodge Brand — Properties Securing First Mortgage Notes (6)
Occupancy	67.9%	70.3%	61.3%	63.3%
ADR	$272.34	$265.66	$267.22	$261.48
RevPAR	$185.01	$186.86	$163.75	$165.64
Total RevPOR	$409.41	$398.98	$408.05	$399.10
Total RevPAR	$278.12	$280.63	$250.05	$252.82
The company defines its operating statistics as follows:
	Occupancy is calculated by dividing total occupied rooms by total available rooms.
	Average daily rate (ADR) is the average daily room rate charged and is calculated by dividing total rooms revenue by total occupied rooms.
	Revenue per available room (RevPAR) is the product of (a) occupancy and (b) ADR.
	Total revenue per occupied room (Total RevPOR) is calculated by dividing total resort revenue (including revenue from rooms, food and beverage, and
	other amenities) by total occupied rooms.
	Total revenue per available room (Total RevPAR) is the product of (a) occupancy and (b) Total RevPOR.

Great Wolf Resorts, Inc.
Reconciliations of Outlook Financial Information (7)
(in thousands, except per share amounts)
		Three Months
		Ending	Year Ending
		December 31,	December 31,
		2010	2010
Net loss		$(17,800)	$(39,700)
Adjustments:
	Non-cash employee and director compensation	550	2,100
	Depreciation and amortization	14,000	55,450
	Interest expense, net	12,400	45,900
	Equity in loss in unconsolidated affiliates	700	650
	Environmental liability costs	—	(1,250)
	Debt extinguishment and other offering costs	—	3,500
	Loss on disposition of property	—	20
	Opening costs for projects under development	—	150
	Acquisition-related expenses	—	300
	Noncontrolling interests	(200)	(220)
	Income tax expense	150	600

Adjusted EBITDA (1)		$9,800	$67,500

Net loss per share:
	Basic	$(0.57)	$(1.28)
	Diluted	$(0.57)	$(1.28)
Weighted average shares outstanding:
	Basic	31,000	31,000
	Diluted	31,000	31,000

(1)	See discussion of Adjusted EBITDA located in the “Non-GAAP Financial Measure” section of this press release.
(2)	Same store properties comparison includes Great Wolf Lodge resorts that were open for the full periods with a comparable number of available rooms in both 2010 and 2009.
(3)
Consolidated properties comparison includes Great Wolf Lodge resorts that are consolidated for financial reporting purposes (that is, the company’s Traverse City, Kansas City,
Williamsburg, Pocono Mountains, Mason, Grapevine and Concord resorts).

(4)	Generation I properties same store comparison includes only Great Wolf Lodge resorts of approximately 300 rooms or less that were open for the same periods in 2010 and 2009.
(5)
Generation II properties same store comparison includes only Great Wolf Lodge resorts of approximately 400 rooms or more that were open for the same periods with a comparable number of available rooms in 2010 and 2009.

(6)	The properties securing First Mortgage Notes are the company’s Williamsburg, Mason and Grapevine resorts.
(7)	The company’s outlook reconciliations use the mid-points of its estimates of Adjusted EBITDA.